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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-214273) and related Prospectus of The Coca-Cola Company for the registration of debt securities, common stock, preferred stock, warrants to purchase debt or equity securities, depositary shares, purchase contracts and guarantees of debt securities issued by its subsidiaries, and to the incorporation by reference therein of our reports dated February 24, 2017, with respect to the consolidated financial statements of The Coca-Cola Company and subsidiaries, and the effectiveness of internal control over financial reporting of The Coca-Cola Company and subsidiaries, included in its Annual Report (Form 10-K) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Atlanta, Georgia
May 19, 2017

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm